                                                                     EXHIBIT 4.1
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                                   INDENTURE

                           DATED AS OF MARCH 27, 1998

                                    BETWEEN

                              TRENWICK GROUP INC.

                                      AND

                      THE FIRST NATIONAL BANK OF CHICAGO,

                                   AS TRUSTEE

                                  $75,000,000

                      6.70% SENIOR NOTES DUE APRIL 1, 2003

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

                               TABLE OF CONTENTS

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                                     ARTICLE I
                                    DEFINITIONS
 SECTION 1.01.   Definitions.................................................    1
                                    ARTICLE II
                                       NOTES
 SECTION 2.01.   Forms Generally.............................................    7
 SECTION 2.02.   Execution and Authentication................................    7
 SECTION 2.03.   Form and Payment............................................    8
 SECTION 2.04.   Legends.....................................................    8
 SECTION 2.05.   Global Note.................................................    8
 SECTION 2.06.   Interest....................................................    9
 SECTION 2.07.   Transfer and Exchange.......................................   10
 SECTION 2.08.   Replacement Notes...........................................   11
 SECTION 2.09.   Treasury Notes..............................................   12
 SECTION 2.10.   Temporary Notes.............................................   12
 SECTION 2.11.   Cancellation................................................   12
 SECTION 2.12.   Defaulted Interest..........................................   13
 SECTION 2.13.   CUSIP Numbers...............................................   13
                                    ARTICLE III
                        PARTICULAR COVENANTS OF THE COMPANY
 SECTION 3.01.   Payment of Principal, and Interest and Additional              14
                 Interest....................................................
 SECTION 3.02.   Offices for Notices and Payments, etc. .....................   14
 SECTION 3.03.   Appointments to Fill Vacancies in Trustee's Office..........   15
 SECTION 3.04.   Provision as to Paying Agent................................   15
 SECTION 3.05.   Certificate to Trustee......................................   16
 SECTION 3.06.   Compliance with Consolidation Provisions....................   16
 SECTION 3.07.   Corporate Existence.........................................   16
 SECTION 3.08.   Limitation on Liens.........................................   16
 SECTION 3.09.   Limitation on Disposition of Capital Stock of Significant      17
                 Subsidiaries................................................
 SECTION 3.10.   Payment Upon Resignation or Removal.........................   18
 SECTION 3.11.   Taxes and Other Claims......................................   18
                                    ARTICLE IV
                       NOTEHOLDERS' LISTS AND REPORTS BY THE
                              COMPANY AND THE TRUSTEE
 SECTION 4.01.   Noteholders' Lists..........................................   18
 SECTION 4.02.   Preservation and Disclosure of Lists........................   19
 SECTION 4.03.   Reports of the Company......................................   20
 SECTION 4.04.   Reports by the Trustee......................................   21
                                     ARTICLE V
                      REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                                ON EVENT OF DEFAULT
 SECTION 5.01.   Events of Default...........................................   21
 SECTION 5.02.   Payment of Notes on Default; Suit Therefor..................   23
 SECTION 5.03.   Limitation on Suits.........................................   24
 SECTION 5.04.   Application of Moneys Collected by Trustee..................   25
 SECTION 5.05.   Proceedings by Noteholders..................................   25
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
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 SECTION 5.06.   Proceedings by Trustee......................................   26
 SECTION 5.07.   Remedies Cumulative and Continuing..........................   26
 SECTION 5.08.   Direction of Proceedings and Waiver of Defaults by Majority    27
                 of Noteholders..............................................
 SECTION 5.09.   Notice of Defaults..........................................   27
 SECTION 5.10.   Undertaking to Pay Costs....................................   28
 SECTION 5.11.   Waiver of Stay or Extension Laws............................   28
 SECTION 5.12.   Delay or Omission Not Waiver................................   28
                                    ARTICLE VI
                              CONCERNING THE TRUSTEE
 SECTION 6.01.   Duties and Responsibilities of Trustee......................   29
 SECTION 6.02.   Reliance on Documents, Opinions, etc. ......................   30
 SECTION 6.03.   No Responsibility for Recitals, etc. .......................   31
 SECTION 6.04.   Trustee, Authenticating Agent, Paying Agents, Transfer         31
                 Agents or Registrar May Own Notes...........................
 SECTION 6.05.   Moneys to be Held in Trust..................................   32
 SECTION 6.06.   Compensation and Expenses of Trustee........................   32
 SECTION 6.07.   Officers' Certificate as Evidence...........................   33
 SECTION 6.08.   Conflicting Interest of Trustee.............................   33
 SECTION 6.09.   Eligibility of Trustee......................................   33
 SECTION 6.10.   Resignation or Removal of Trustee...........................   34
 SECTION 6.11.   Acceptance by Successor Trustee.............................   35
 SECTION 6.12.   Succession by Merger, etc. .................................   35
 SECTION 6.13.   Limitation on Rights of Trustee as a Creditor...............   36
 SECTION 6.14.   Authenticating Agents.......................................   36
                                    ARTICLE VII
                            CONCERNING THE NOTEHOLDERS
 SECTION 7.01.   Action by Noteholders.......................................   37
 SECTION 7.02.   Proof of Execution by Noteholders...........................   38
 SECTION 7.03.   Who Are Deemed Absolute Owners..............................   38
 SECTION 7.04.   Notes Owned by Company Deemed Not Outstanding...............   38
 SECTION 7.05.   Revocation of Consents; Future Holders Bound................   39
                                   ARTICLE VIII
                               NOTEHOLDERS' MEETINGS
 SECTION 8.01.   Purpose of Meetings.........................................   39
 SECTION 8.02.   Call of Meetings by Trustee.................................   40
 SECTION 8.03.   Call of Meetings by Company or Noteholders..................   40
 SECTION 8.04.   Qualifications for Voting...................................   40
 SECTION 8.05.   Regulations.................................................   40
 SECTION 8.06.   Voting......................................................   42
                                    ARTICLE IX
                                    AMENDMENTS
 SECTION 9.01.   Without Consent of Noteholders..............................   42
 SECTION 9.02.   With Consent of Noteholders.................................   43
 SECTION 9.03.   Compliance with Trust Indenture Act of 1939; Effect of         44
                 Supplemental Indentures.....................................
 SECTION 9.04.   Notation on Notes...........................................   45
 SECTION 9.05.   Evidence of Compliance of Supplemental Indenture to be         45
                 Furnished to Trustee........................................
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
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                                     ARTICLE X
                 CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
SECTION 10.01.   Company May Consolidate, etc., on Certain Terms.............   45
SECTION 10.02.   Successor Corporation to be Substituted for Company.........   46
SECTION 10.03.   Opinion of Counsel to be Given Trustee......................   46
                                    ARTICLE XI
                      SATISFACTION AND DISCHARGE OF INDENTURE
SECTION 11.01.   Discharge of Indenture......................................   47
SECTION 11.02.   Deposited Moneys and U.S. Government Obligations to be Held    47
                 in Trust by Trustee.........................................
SECTION 11.03.   Paying Agent to Repay Moneys Held...........................   48
SECTION 11.04.   Return of Unclaimed Moneys..................................   48
SECTION 11.05.   Defeasance Upon Deposit of Moneys or U.S. Government           48
                 Obligations.................................................
SECTION 11.06.   Reinstatement...............................................   49
                                    ARTICLE XII
                 IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
                                   AND DIRECTORS
SECTION 12.01.   Indenture and Notes Solely Corporate Obligations............   50
                                   ARTICLE XIII
                             MISCELLANEOUS PROVISIONS
SECTION 13.01.   Successors..................................................   50
SECTION 13.02.   Official Acts by Successor Corporation......................   50
SECTION 13.03.   Surrender of Company Powers.................................   50
SECTION 13.04.   Address for Notices, etc. ..................................   51
SECTION 13.05.   Governing Law...............................................   51
SECTION 13.06.   Evidence of Compliance with Conditions Precedent............   51
SECTION 13.07.   Business Days...............................................   51
SECTION 13.08.   Trust Indenture Act of 1939 to Control......................   52
SECTION 13.09.   Table of Contents, Headings, etc. ..........................   52
SECTION 13.10.   Execution in Counterparts...................................   52
SECTION 13.11.   Separability................................................   52
SECTION 13.12.   Assignment..................................................   52
SECTION 13.13.   No Sinking Fund.............................................   52
EXHIBIT A....................................................................  A-1
EXHIBIT B....................................................................  B-1

     THIS INDENTURE, dated as of March 27, 1998, between Trenwick Group Inc., a corporation existing under the laws of the State of Delaware (hereinafter sometimes called the "Company"), and The First National Bank of Chicago, a national banking association, as trustee (hereinafter sometimes called the "Trustee").

                             W I T N E S S E T H :

     In consideration of the premises, and the purchase of the Notes (as defined herein) by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01.  DEFINITIONS.

     The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section
1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 (as defined below) or which are by reference therein defined in the Securities Act (as defined below), shall (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in the Trust Indenture Act of 1939 and in the Securities Act as in force at the date of this Indenture as originally executed. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Headings are used for convenience of reference only and do not affect interpretation. The singular includes the plural and vice versa.

     "Additional Interest" shall have the meaning set forth in the Registration Rights Agreement. Any reference herein or in the Notes to "interest" shall also refer to Additional Interest, to the extent such Additional Interest is payable pursuant to the Registration Rights Agreement.

     "Affiliate" shall have the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

     "Authenticating Agent" shall mean any agent or agents of the Trustee which at the time shall be appointed and acting pursuant to Section 6.14.

     "Bankruptcy Law" shall mean Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

     "Board of Directors" shall mean either the Board of Directors of the Company or any duly authorized committee of the Board of Directors.

     "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" shall mean, with respect to any series of Notes, any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York, New York are authorized or required by law or executive order to close.

     "Commission" shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Capital Stock" shall mean any and all shares, interests, participations or equivalents (however designated) of corporate stock or any and all equivalent ownership interests in a Person other than a corporation).

     "Company" shall mean Trenwick Group Inc., a Delaware corporation, and, subject to the provisions of Article X, shall include its successors and assigns.

     "Company Request" or "Company Order" shall mean a written request or order signed in the name of the Company by the Chairman, a Vice Chairman, the Chief Executive Officer, the President, a Vice President (however designated), the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "Consolidated Tangible Net Worth" means, at any date, the total assets appearing on the most recently prepared consolidated balance sheet of the Company and its Subsidiaries as at the end of a fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles consistently applied, less (a) the total liabilities appearing on such balance sheet and (b) intangible assets. "Intangible assets" means the value (net of any applicable reserves), as shown on or reflected in such balance sheet, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational and development costs; and (iii) unamortized debt discount and expense. "Intangible assets" excludes deferred policy acquisition costs and deferred income tax assets.

     "Custodian" shall mean any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

     "Default" shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

     "Definitive Notes" shall mean those Notes issued in fully registered certificated form but not Notes issued in global form.

     "Depositary" shall mean, with respect to Notes of any series, for which the Company shall determine that such Notes will be issued as a Global Note, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.05(d).

     "Event of Default" shall mean any event specified in Section 5.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" shall mean the Company's 6.70% Senior Notes due April 1, 2003, issued pursuant to an Exchange Offer (including any Private Exchange (as defined in the Registration Rights Agreement)), as authenticated and issued under this Indenture.

     "Exchange Offer" shall mean the offer that may be made pursuant to the Registration Rights Agreement by the Company to exchange Exchange Notes for Initial Notes.

     "Global Notes" shall mean those Notes issued in global form, and "Global Note" shall mean the Note executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

     "Indebtedness for Money Borrowed" shall mean any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments.

     "Indenture" shall mean this instrument as originally executed or as it may from time to time be modified, amended or supplemented by one or more indentures supplemental hereto entered into pursuant to the applicable provision hereof including, for all purposes of this instrument and any supplemental indenture, the provisions of the Trust Indenture Act of 1939 that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

     "Initial Notes" shall mean the Company's 6.70% Senior Notes due April 1, 2003, as initially authenticated and issued under this Indenture.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

     "Interest Payment Date" shall have the meaning set forth in Section 2.06.

     "Non Book-Entry Notes" shall have the meaning set forth in Section 2.05.

     "Notes" shall mean, collectively, the Initial Notes and the Exchange Notes.

     "Noteholder", "holder of Notes", or other similar terms, shall mean any Person in whose name at the time a particular Note is registered on the register kept by the Company or the Trustee for that purpose in accordance with the terms hereof.

     "Officers" shall mean any of the Chairman, a Vice Chairman, the Chief Executive Officer, the President, a Vice President (however designated), the Secretary or an Assistant Secretary of the Company.

     "Officers' Certificate" shall mean a certificate signed by (i) the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President, the Chief Executive Officer or a Vice President, and (ii) the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, and delivered to the Trustee, which certificate shall comply with the provisions of Section 13.06.

     "Opinion of Counsel" shall mean a written opinion of legal counsel who is reasonably acceptable to the Trustee, which opinion shall comply with the provisions of Section 13.06.

     The term "outstanding" when used with reference to Notes, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee or the Authenticating Agent under this Indenture, except

          (a) Notes theretofore cancelled by the Trustee or the Authenticating Agent or delivered to the Trustee for cancellation;

          (b) Notes, or portions thereof, for the payment or prepayment of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); and

          (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.08 unless proof satisfactory to the Company and the Trustee is presented that any such Notes are held by bona fide holders in due course.

     "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Note" of any particular Note shall mean every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

     The term "principal office of the Trustee", or other similar term, shall mean the principal office of the Trustee, at which at any particular time its corporate trust business shall be administered and which office is, at the time of execution of this Indenture, located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Corporate Trust Services Division, except for purposes of Sections 3.02 and 13.04 such term shall mean the office or agency of the Trustee in the Borough of Manhattan, the City of New York, which office at the date hereof is located at First Chicago Trust Company of New York, 14 Wall Street, Eighth Floor, New York, New York 10005.

     "Purchase Agreement" shall mean the Purchase Agreement dated March 24, 1998 among the Company and the Initial Purchaser as defined therein.

     "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of March 27, 1998, by and among the Company and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time.

     "Regular Record Date" with respect to the payment of interest installments on the Notes, shall mean the fifteenth day preceding the relevant Interest Payment Date. If a Regular Record Date is not a Business Day, such Regular Record Date shall be deemed to be the next preceding Business Day.

     "Responsible Officer," when used with respect to the Trustee, shall mean any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture.

     "Restricted Note" shall mean Notes that bear or are required to bear the legends set forth in Exhibit A hereto.

     "Rule 144A" shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Security Register" shall mean the list of holders kept by a Notes registrar or provided to the Trustee pursuant to Section 4.01.

     "Stated Maturity" shall mean April 1, 2003.

     "Significant Subsidiary" means any Subsidiary of the Company which at the time of determination has, (A) assets which constituted at least 10% of the Company's total assets on a consolidated basis as of such date, or (B) revenue which constituted at least 10% of the Company's total revenues on a consolidated basis for such period or (C) net earnings which constituted at least 10% of the Company's total net earnings on a consolidated basis for such period, all as determined as of the date of the Company's most recently prepared quarterly financial statements or the 12-month period then ended.

     "Subsidiary" shall mean with respect to any Person, (i) any corporation at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

     "Trustee" shall mean the Person identified as "Trustee" in the first paragraph hereof, and, subject to the provisions of Article VI hereof, shall also include its successors and assigns as Trustee hereunder. The term "Trustee" as used with respect to a particular series of the Notes shall mean the trustee with respect to that series.

     "Trust Indenture Act of 1939" shall mean the Trust Indenture Act of 1939 as in force at the date of execution of this Indenture, except as provided in
Section 9.03; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act of 1939" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "U.S. Government Obligations" shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or prepayable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                                   ARTICLE II

                                     NOTES

SECTION 2.01.  FORMS GENERALLY.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

     At least one Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A hereto.

     The Trustee shall, upon receipt of a Company Order and such other documents as may be required by Section 13.06, authenticate for original issue up to, and the aggregate principal amount of Notes outstanding at any time may not exceed, seventy-five million U.S. dollars ($75,000,000) aggregate principal amount of the Notes; except as provided in Sections 2.07, 2.08 and 2.10 hereof. The Company Order shall specify the amount of Notes to be authenticated and the date on which such Notes are to be authenticated. The series of Notes to be initially issued hereunder shall be the Initial Notes.

SECTION 2.03.  FORM AND PAYMENT.

     Except as provided in Section 2.05, the Notes shall be issued in fully registered certificated form without interest coupons. Principal of, and interest on the Notes issued in certificated form will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes bearing identical terms and provisions at the office or agency of the Company maintained for such purpose under Section 3.02; provided, however, that payment of interest with respect to Notes represented by the Global Note (including principal, interest and Additional Interest, if any) be made by wire transfer of immediately available funds to the Depositary, which shall credit the relevant accounts at the Depositary. With respect to Definitive Notes, the Company will make all payments of principal, interest and Additional Interest, if any, by wire transfer of immediately available funds to the accounts specified by the Noteholders thereof, or, if no such account is specified, by mailing a check to each such Noteholder's registered address.

SECTION 2.04.  LEGENDS.

     (a) Except as permitted by subsection (b) of this Section 2.04 or as otherwise determined by the Company in accordance with applicable law, each Note shall bear the applicable legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A hereto.

     (b) The Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate Exchange Notes in exchange for Initial Notes accepted for exchange in the Exchange Offer, which Exchange Notes shall not bear the legends required by subsection (a) above, in each case unless the Trustee is notified in writing that the holder of such Initial Notes is either (A) a broker-dealer who purchased such Initial Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Initial Notes or (C) a Person who is an affiliate (as defined in Rule 144 under the Securities Act) of the Company or unless the Registration Rights Agreement shall require otherwise.

SECTION 2.05.  GLOBAL NOTE.

     (a) The Global Notes shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon; provided, that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and prepayments. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with applicable procedures established by the Depositary.

     (b) The Global Notes may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

     (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or the Depositary has ceased to be a clearing agency registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and the Trustee, upon written notice from the Company, will authenticate and make available for delivery Definitive Notes, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. If there is an Event of Default, the Depositary shall have the right to exchange the Global Notes for Definitive Notes. In addition, the Company may at any time determine that the Notes shall no longer be represented by a Global Note. In the event of such an Event of Default or such a determination, the Company shall execute, and subject to Section 2.07, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and make available for delivery Definitive Notes, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. Upon the exchange of the Global Note for such Definitive Notes, in authorized denominations, the Global Note shall be cancelled by the Trustee. Such Definitive Notes issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Depositary for delivery to the Persons in whose names such Definitive Notes are so registered.

SECTION 2.06.  INTEREST.

     (a) Each Note will bear interest at the rate of 6.70% per annum (the "Coupon Rate") from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance, until the principal thereof becomes due and payable, and on any overdue principal and, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded semi-annually, payable semi-annually in arrears on April 1 and October 1 of each year (each, an "Interest Payment Date") commencing on October 1, 1998, to the Person in whose name such

Note or any predecessor Note is registered on the books of the Company, at the close of business on the Regular Record Date for such interest installment.

     (b) Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than six months, the actual months elapsed and the actual days elapsed in a partial month in such period. In the event that any Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

SECTION 2.07.  TRANSFER AND EXCHANGE.

     (a) Transfer Restrictions. The Initial Notes, and those Exchange Notes with respect to which any Person described in Section 2.04(b)(A), (B) or (C) is the beneficial owner, may not be transferred except in compliance with any legend contained in Exhibit A unless otherwise determined by the Company in accordance with applicable law. Attached as Exhibit B is the form of the transferee letter to be provided to the Trustee prior to a transfer by a Holder of such Notes who offers, sells or otherwise transfers the Notes within two years after the original issuance of the Notes inside the United States to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act), which letter contains certain representations and agreements relating to restrictions in transfer of the Notes and that such transferee will purchase not less than $100,000 total principal amount of Notes. Such form of transferee letter will not be required to be provided following registration of the Notes under the Securities Act pursuant to the Registration Rights Agreement.

     (b) General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges, the Company shall execute Definitive Notes and Global Notes at the Trustee's request. All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

     No service charge shall be made to a holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

     Prior to due presentment for the registration of a transfer of any Note, the Trustee, any agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and, and interest on such Notes, and neither the Trustee, any agent nor the Company shall be affected by notice to the contrary.

     (c) Exchange of Initial Notes for Exchange Notes. The Initial Notes may be exchanged for Exchange Notes pursuant to the terms of the Exchange Offer. The Trustee shall make the exchange as follows:

     The Company shall present the Trustee with an Officers' Certificate certifying the following:

          (i) upon issuance of the Exchange Notes, the transactions contemplated by the Exchange Offer have been consummated; and

          (ii) the principal amount of Initial Notes properly tendered in the Exchange Offer that are represented by a Global Note and the principal amount of Initial Notes properly tendered in the Exchange Offer that are represented by Definitive Notes, the name of each holder of such Definitive Notes, the principal amount at maturity properly tendered in the Exchange Offer by each such holder and the name and address to which Definitive Notes for Exchange Notes shall be registered and sent for each such holder.

     The Trustee, upon receipt of (i) such Officers' Certificate, (ii) an Opinion of Counsel (x) to the effect that the Exchange Notes have been registered under Section 5 of the Securities Act and the Indenture, and (y) with respect to the matters set forth in Section 3(p) of the Registration Rights Agreement and (iii) a

Company Order, shall authenticate (A) a Global Note for Exchange Notes in aggregate principal amount equal to the aggregate principal amount of Initial Notes represented by a Global Note indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Notes representing Exchange Notes registered in the names of, and in the principal amounts indicated in, such Officers' Certificate.

     If the principal amount at Stated Maturity of the Global Note for the Exchange Notes is less than the principal amount at Stated Maturity of the Global Note for the Initial Notes, the Trustee shall make an endorsement on such Global Note for the Initial Notes indicating a reduction in the principal amount at maturity represented thereby.

     The Trustee shall deliver such Definitive Notes for Exchange Notes to the holders thereof as indicated in such Officers' Certificate.

SECTION 2.08.  REPLACEMENT NOTES.

     (a) If any mutilated Note is surrendered to the Trustee or the Company, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. An indemnity bond must be supplied by the Noteholder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company or the Trustee may charge for its expenses in replacing a Note.

     (b) Every replacement Note is an obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

     (c) The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Notes.

SECTION 2.09.  TREASURY NOTES.

     In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows to be so owned shall be so considered.

SECTION 2.10.  TEMPORARY NOTES.

     Pending the preparation of Definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

     If temporary Notes are issued, the Company shall cause Definitive Notes to be prepared without unreasonable delay. The Definitive Notes shall be printed, typewritten, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Officers executing such Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Company for such purpose pursuant to Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor the same aggregate principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 2.11.  CANCELLATION.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy the cancelled Notes in accordance with its normal practices (subject to the record retention requirement of the Exchange Act) unless the Company directs that such cancelled Notes be returned to it. The Company may not issue new Notes to replace Notes that have been prepaid or paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

     Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the holder on the relevant Regular Record Date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause
(a) or clause (b) below:

          (a) The Company may make payment of any Defaulted Interest on Notes to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 30 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Noteholder at his or her address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered on such special record date and shall be no longer payable pursuant to the following clause (b).

          (b) The Company may make payment of any Defaulted Interest on any Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.13.  CUSIP NUMBERS.

     The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices as a convenience to Noteholders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such prepayment shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                  ARTICLE III

                      PARTICULAR COVENANTS OF THE COMPANY

SECTION 3.01.  PAYMENT OF PRINCIPAL, AND INTEREST AND ADDITIONAL INTEREST.

     The Company covenants and agrees for the benefit of the Noteholders that it will duly and punctually pay or cause to be paid the principal of, and interest and Additional Interest, if any, on the Notes at the place, at the respective times and in the manner provided herein. Except as provided in Section 2.03, each installment of interest on the Notes may be paid by mailing checks for such interest payable to the order of the Noteholder entitled thereto, as it may appear in the Notes register. The Company further covenants to pay any and all amounts including, without limitation, Additional Interest, if any, on the dates and in the manner required under the Registration Rights Agreement.

SECTION 3.02.  OFFICES FOR NOTICES AND PAYMENTS, ETC.

     So long as any of the Notes remains outstanding, the Company will maintain in The City of New York, New York, an office or agency where the Notes may be presented for payment, an office or agency where the Notes may be presented for registration of transfer and for exchange as in this Indenture provided and an office or agency where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. Until otherwise designated from time to time by the Company in a notice to the Trustee, any such office or agency for all of the above purposes shall be the office or agency of The First National Bank of Chicago in the Borough of Manhattan, the City of New York, which office at the date hereof is located at First Chicago Trust Company of New York, 14 Wall Street, Eighth Floor, New York, New York 10005. In case the Company shall fail to maintain any such office or agency in The City of New York, New York, or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the principal corporate trust office of the Trustee.

     In addition to any such office or agency, the Company may from time to time designate one or more offices or agencies outside The City of New York, New York where the Notes may be presented for registration of transfer and for exchange in the manner provided in this Indenture, and the Company may from time to time rescind such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain any such office or agency in the City of New York, New York, for the purposes above mentioned. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.

SECTION 3.03.  APPOINTMENTS TO FILL VACANCIES IN TRUSTEE'S OFFICE.

     The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 3.04.  PROVISION AS TO PAYING AGENT.

     (a) If the Company shall appoint a paying agent other than the Trustee with respect to the Notes, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provision of this Section 3.04,

          (i) that it will hold all sums held by it as such agent for the payment of the principal of, or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

          (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or interest on the Notes when the same shall be due and payable; and

          (iii) that it will at any time during the continuance of any Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by it as such paying agent.

     (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor under the Notes) to make any payment of the principal of, or interest on the Notes when the same shall become due and payable.

     (c) Anything in this Section 3.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Notes hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such Notes by the Trustee or any paying agent hereunder, as required by this Section 3.04, such sums to be held by the Trustee upon the trusts herein contained.

     (d) Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.04 is subject to Sections 11.03 and 11.04.

SECTION 3.05.  CERTIFICATE TO TRUSTEE.

     The Company will deliver to the Trustee on or before 120 days after the end of each fiscal year in each year, commencing with the first fiscal year ending after the date hereof, so long as Notes are outstanding hereunder, an Officers' Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Company, stating that in the course of the performance by the signers of their duties as officers of the Company they would normally have knowledge of any Default by the Company in the performance of any covenants contained herein, stating whether or not they have knowledge of any such Default and, if so, specifying each such Default of which the signers have knowledge and the nature thereof.

SECTION 3.06.  COMPLIANCE WITH CONSOLIDATION PROVISIONS.

     The Company will not, while any of the Notes remains outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other Person unless the provisions of
Article X hereof are complied with.

SECTION 3.07.  CORPORATE EXISTENCE.

     Subject to Article X, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of its Significant Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the rights (charter and statutory) and corporate franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or corporate franchise, and with respect to such Significant Subsidiaries any such existence, right or corporate franchise, if the Board of Directors, or the board of directors of the Significant Subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any such Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 3.08.  LIMITATION ON LIENS.

     Except as set forth below, neither the Company nor any Significant Subsidiary will incur, issue, assume or guarantee any indebtedness for borrowed money (all such indebtedness for borrowed money incurred, issued, permitted to exist, assumed or guaranteed being hereinafter in this Section called "Indebtedness") secured by a lien, mortgage, pledge, security interest, charge or encumbrance of any kind ("Lien") on any property or assets of the Company or any Significant Subsidiary, or any shares of Capital Stock of any Significant Subsidiary, without effectively providing that the Notes (together with, if the Company shall so determine, any other Indebtedness which is not subordinated to the Notes) shall be secured equally and ratably with (or prior to) such Indebtedness, so long as such Indebtedness shall be so secured, unless after giving effect thereto, the aggregate amount of all such secured Indebtedness of the Company and its Subsidiaries would not exceed 10% of Consolidated Tangible Net Worth of the Company and its Subsidiaries as reflected on the Company's most recently prepared quarterly balance sheet; provided, however, that this covenant shall not apply to, and there shall be excluded from secured Indebtedness in any computation under this covenant, Indebtedness secured by:

          (a) Liens existing on the date hereof;

          (b) Liens on property of, or on any shares of Capital Stock of, any Person existing at the time such Person becomes a Significant Subsidiary or merges into or consolidates with the Company or a Significant Subsidiary;

          (c) Liens on property of, or on any shares of Capital Stock of, any Person existing at the time of acquisition thereof by the Company or any Significant Subsidiary;

          (d) Liens to secure the financing of the acquisition, construction or improvement of property, or the acquisition of shares of stock, hereafter acquired, constructed or improved by the Company or any Subsidiary, provided that such Liens are created prior to, at the time of or within one year after such acquisition or, in the case of property, completion of construction or commencement of commercial operation, whichever is later;

          (e) Liens in favor of the Company or any Subsidiary;

          (f) Liens required by or in favor of domestic governments or agencies thereof including those to secure progress, advance or other payments pursuant to any contract or provisions of any statute; and

          (g) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (a) to (f), inclusive, provided, however, that (i) such extension, renewal or replacement Lien shall be limited to all or a part of the same property or shares of stock that secured the Lien extended, renewed or replaced (plus improvements, including additions to improvements, on such property) and (ii) the Indebtedness secured by such Lien at such time is not increased (except, with respect to a Lien on property, to the extent that additional Indebtedness was incurred to provide for the payment of all or any part of the construction price of improvements or additions to improvements on such property).

SECTION 3.09. LIMITATION ON DISPOSITION OF CAPITAL STOCK OF SIGNIFICANT SUBSIDIARIES.

     Except as provided in Section 3.08, the Company will not, and will not permit any Subsidiary to, sell, transfer or otherwise dispose of any shares of Capital Stock of any Significant Subsidiary (or of any Subsidiary having direct or indirect control of any Significant Subsidiary) except for, subject to
Article X, (i) a sale, transfer or other disposition of any Capital Stock of any Significant Subsidiary (or of any Subsidiary having direct or indirect control of any Significant Subsidiary) to the Company or a wholly owned Subsidiary of the Company or (ii) a sale, transfer or other disposition of all or any part of the Capital Stock of any Significant Subsidiary (or of any Subsidiary having direct or indirect control of any Significant Subsidiary) held by the Company and/or its Subsidiaries for at least fair value (as determined by the Board of Directors of the Company acting in good faith).

SECTION 3.10.  PAYMENT UPON RESIGNATION OR REMOVAL.

     Upon termination of this Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued and owing to the date of such termination, removal or resignation.

SECTION 3.11.  TAXES AND OTHER CLAIMS.

     The Company and each Significant Subsidiary shall file all federal, state and local tax returns required to be filed by it and shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges which are material to the Company and its Subsidiaries, on a consolidated basis (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or its Subsidiaries or upon the income, profits or property of the Company or any such Significant Subsidiary, and (ii) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which are material to the Company and its Subsidiaries, on a consolidated basis and, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or governmental change or claim whose amount, applicability or validity is being contested in good faith and for which disputed amounts adequate reserves have been made in the opinion of the Company's management or as required by generally accepted accounting principles.

                                   ARTICLE IV

                     NOTEHOLDERS' LISTS AND REPORTS BY THE
                            COMPANY AND THE TRUSTEE

SECTION 4.01.  NOTEHOLDERS' LISTS.

     The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee:

          (a) on a semi-annual basis on each Regular Record Date for the Notes, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Noteholders as of such record date;

          (b) at such other times as the Trustee may request in writing, within 30 Business Days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 Business Days prior to the time such list is furnished, except that no such list need be furnished so long as the Trustee is in possession thereof by reason of its acting as Note registrar. The Company hereby appoints the Trustee as Notes registrar.

SECTION 4.02.  PRESERVATION AND DISCLOSURE OF LISTS.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of the Notes (1) contained in the most recent list furnished to it as provided in
Section 4.01 or (2) received by it in the capacity of Notes registrar (if so acting) hereunder. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

     (b) In case three or more holders of Notes (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Notes or with holders of all Notes with respect to their rights under this Indenture and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within 5 Business Days after the receipt of such application, at its election, either:

          (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02; or

          (ii) inform such applicants as to the approximate number of holders of all Notes whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02, and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Noteholder whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 4.02 a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within 5 Business Days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of all Notes or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Noteholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

     (c) Each and every holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Notes in accordance with the provisions of subsection (b) of this Section 4.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

SECTION 4.03.  REPORTS OF THE COMPANY.

     (a) The Company covenants and agrees to file with the Trustee, within 15 Business Days after the date on which the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or
Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a Note listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

     (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

     (c) The Company covenants and agrees to transmit by mail to all holders of Notes, as the names and addresses of such holders appear upon the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 4.03 as may be required by rules and regulations prescribed from time to time by the Commission.

     (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     (e) So long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A under the Securities Act, the Company shall, upon request, provide the information required by clause (d)(4) thereunder to each Holder and to each beneficial owner and prospective purchaser of Notes identified by any holder of Restricted Notes, unless such information is furnished to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

SECTION 4.04.  REPORTS BY THE TRUSTEE.

     Within 60 days after May 15 of each year, commencing May 15, 1999, the Trustee shall provide to the holders of the Notes such reports as are required by Section 313 of the Trust Indenture Act of 1939, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act of 1939. The Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act of 1939.

                                   ARTICLE V

                    REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                              ON EVENT OF DEFAULT

SECTION 5.01.  EVENTS OF DEFAULT.

     One or more of the following events of default shall constitute an Event of Default hereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of any interest or Additional Interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (b) default in the payment of all or any part of the principal of any Note as and when the same shall become due and payable either at maturity, upon prepayment, by declaration of acceleration of maturity or otherwise; or

          (c) the Company fails to comply with any of its other agreements in the Notes or this Indenture and the default continues for 60 days after notice to the Company by the Trustee as specified below;

          (d) there shall be a default under any evidence or Indebtedness of the Company or any Subsidiary, whether any such Indebtedness now exists or shall hereafter be created, if (A) either (i) such default results from the failure to pay any such Indebtedness at maturity or (ii) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity and (B) the aggregate principal amount of such Indebtedness equals $10,000,000 or more or, together with the principal amount of any other Indebtedness of the Company or any Subsidiary in default for failure to pay principal at maturity or the maturity of which has been accelerated aggregates $10,000,000 or more and (C) without such Indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after notice to the Company by the Trustee as specified below; provided, however, that if the Company shall have commenced and shall pursue the contest of the validity of such acceleration in good faith by appropriate legal proceedings, then, from the date of such commencement to the conclusion of such proceedings, the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of the Notes; provided, further, however, that if such acceleration shall subsequently be rescinded or annulled any acceleration of the Notes consequent solely on such other acceleration shall likewise be deemed rescinded or annulled without further action on the part of the Trustee or the Holders of the Notes;

          (e) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law (A) becomes insolvent, (B) fails generally to pay its debts as they become due, (C) admits in writing its inability to pay its debts generally as they become due, (D) commences a voluntary case or proceeding, (E) consents to, or acquiesces in, the institution of a bankruptcy or an insolvency proceeding against it or the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding, (F) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of the Company or any Significant Subsidiary or of all or substantially all of its property or (G) makes a general assignment for the benefit of its creditors; or

          (f) a court of competent jurisdiction enters a judgment, decree or order under any Bankruptcy Law which (A) is for relief against the Company or any Significant Subsidiary in an involuntary case, (B) appoints a Custodian of the Company or any Significant Subsidiary or a Custodian for all or substantially all of its property or (C) orders the winding-up or liquidation of the Company or any Significant Subsidiary; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or State law for the relief, supervision, conservation, reorganization or liquidation of debtors or for the benefit of creditors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A Default under clause (c) or (d) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Notes notify the Company of the Default and the Company does not cure the Default within the period specified in the applicable clause after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if requested by the Holders of at least 25% in principal amount of the Notes then outstanding.

SECTION 5.02.  PAYMENT OF NOTES ON DEFAULT; SUIT THEREFOR.

     If an Event of Default (other than an Event of Default specified in Section 5.01(e) or (f)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes by notice to the Company and the Trustee, may declare the unpaid principal of and accrued interest on all the Notes to be due and payable. Upon such declaration the principal and accrued interest of such Notes shall be due and payable immediately. If an Event of Default specified in Section 5.01(e) or (f) occurs, all unpaid principal of and accrued interest on the Notes then outstanding shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder. Upon payment of such principal amount and interest all of the Company's obligations under the Notes and this Indenture, other than obligations under Section 6.06, shall terminate. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration.

     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the moneys adjudged or decreed to be payable.

     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11, United States Code, or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, or to the creditors or property of the Company or such other obligor, unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

     Nothing herein contained shall be construed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Notes.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

SECTION 5.03.  LIMITATION ON SUITS.

     A Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in principal amount of the Notes make a request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offers to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 5.04.  APPLICATION OF MONEYS COLLECTED BY TRUSTEE.

     Any moneys collected by the Trustee shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the Notes in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

     First: To the payment of all amounts due to the Trustee under Section 6.06, including the costs and expenses of collection applicable to the Notes and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith;

     Second: To Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, interest and Additional Interest, if any, respectively; and

     Third: To the Company.

SECTION 5.05.  PROCEEDINGS BY NOTEHOLDERS.

     No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Notes specifying such Event of Default, as hereinbefore provided, and unless also the holders of not less than 25% in principal amount of the Notes at the time outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding, and during such 60 days the holders of a majority in principal amount of the Notes at the time outstanding do not give a direction to the Trustee inconsistent with the request, it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes.

     Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Note to receive payment of the principal of interest, and Additional Interest on such Note, on or after the same shall have become due and payable, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder and by accepting a Note hereunder it is expressly understood, intended and covenanted by the taker and holder of every Note with every other such taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 5.06.  PROCEEDINGS BY TRUSTEE.

     In case an Event of Default occurs with respect to Notes and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 5.07.  REMEDIES CUMULATIVE AND CONTINUING.

     Except as provided in the last paragraph of Section 2.08, all powers and remedies given by this Article V to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to the Notes, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.04, every power and remedy given by this Article V or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

SECTION 5.08. DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY MAJORITY OF NOTEHOLDERS.

     The holders of a majority in principal amount of the Notes at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that (subject to the provisions of Section 6.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers, shall determine that the action or proceedings so directed would involve the Trustee in personal liability. Prior to any declaration accelerating the Stated Maturity of the Notes, the holders of a majority in principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default and its consequences except a Default (a) in the payment of principal of or interest on any of the Notes or (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the holder of each Note affected. Upon any such waiver, the Default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing.

SECTION 5.09.  NOTICE OF DEFAULTS.

     The Trustee shall, within 60 days after the occurrence of a Default with respect to the Notes mail to all Noteholders, as the names and addresses of such holders appear upon the Note register, notice of all Defaults known to the Trustee, unless such Defaults shall have been cured before the giving of such notice (the term "Defaults" for the purpose of this Section 5.08 being hereby defined to be the events specified in clauses (a), (b), (c), (d), (e) and (f) of
Section 5.01, not including periods of grace, if any, provided for therein, and irrespective of the giving of written notice specified in Section 5.03); and provided, that, except in the case of Default in the payment of the principal of or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors of the Trustee, the executive committee thereof, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.

SECTION 5.10.  UNDERTAKING TO PAY COSTS.

     All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.10 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder or group of Noteholders holding in the aggregate more than 10% in principal amount of the Notes outstanding at the time outstanding, or to any suit instituted by any

Noteholder for the enforcement of the payment of the principal of or interest on any Note against the Company on or after the same shall have become due and payable.

SECTION 5.11.  WAIVER OF STAY OR EXTENSION LAWS.

     The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.12.  DELAY OR OMISSION NOT WAIVER.

     No delay or omission of the Trustee or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

                                   ARTICLE VI

                             CONCERNING THE TRUSTEE

SECTION 6.01.  DUTIES AND RESPONSIBILITIES OF TRUSTEE.

     With respect to the holders of the Notes issued hereunder, the Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

          (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of the Noteholders pursuant to Section 5.07, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

     Every portion of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VI and to the provisions of the Trust Indenture Act of 1939.

SECTION 6.02.  RELIANCE ON DOCUMENTS, OPINIONS, ETC.

     Except as otherwise provided in Section 6.01:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Trustee need not investigate any fact or matter stated in such document;

          (b) any request, direction, order or demand of the Company mentioned herein may be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed) and the Trustee shall not be liable for any action taken or suffered or omitted by it hereunder in good faith in reliance on such Officers' Certificate; and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

          (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (that has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the holders of a majority in principal amount of the Notes at the time outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the Note afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including any Authenticating Agent) or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

          (h) The Trustee shall not be charged with knowledge of any Default or Event of Default except (i) a Default under Sections 5.01(a) and 5.01(b) of this Indenture (other than with respect to the payment of Additional Interest) or (ii) any Default or Event of Default of which a Responsible Officer shall have actual knowledge thereof or the Trustee shall have received notice thereof in accordance with Section 13.03 from the Company or any Noteholder.

SECTION 6.03.  NO RESPONSIBILITY FOR RECITALS, ETC.

     The recitals contained herein and in the Notes (except in the certificate of authentication of the Trustee or the Authenticating Agent) shall be taken as the statements of the Company, and the Trustee and the Authenticating Agent assume no responsibility for the correctness of the same. The Trustee and the Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee and the Authenticating Agent shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee or the Authenticating Agent in conformity with the provisions of this Indenture.

SECTION 6.04.  TRUSTEE, AUTHENTICATING AGENT, PAYING AGENTS, TRANSFER AGENTS OR
              REGISTRAR MAY OWN NOTES.

     The Trustee or any Authenticating Agent or any paying agent or any transfer agent or any Note registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Authenticating Agent, paying agent, transfer agent or Note registrar.

SECTION 6.05.  MONEYS TO BE HELD IN TRUST.

     Subject to the provisions of Section 11.04, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee and any paying agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by the Chairman of the Board of Directors, the President or a Vice President or the Treasurer or an Assistant Treasurer of the Company.

SECTION 6.06.  COMPENSATION AND EXPENSES OF TRUSTEE.

     The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Trustee's compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The Company also covenants to indemnify each of the Trustee or any predecessor Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense including reasonable attorney's fees and taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 6.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee in its capacity as such, except funds held in trust for the benefit of the holders of particular Notes.

     Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(e) or Section 5.01(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services of the Trustee as provided for herein are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section shall survive resignation or removal of the Trustee and the termination of this Indenture.

SECTION 6.07.  OFFICERS' CERTIFICATE AS EVIDENCE.

     Except as otherwise provided in Sections 6.01 and 6.02, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 6.08.  CONFLICTING INTEREST OF TRUSTEE.

     If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act of 1939, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939.

SECTION 6.09.  ELIGIBILITY OF TRUSTEE.

     The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia or a corporation or other Person permitted to act as trustee by the Commission authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000) and subject to supervision or examination by federal, state, territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.09 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee.

     In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

SECTION 6.10.  RESIGNATION OR REMOVAL OF TRUSTEE.

     (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the holders of the Notes at their addresses as they shall appear on the Note register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the affected Noteholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note for at least six months may, subject to the provisions of
Section 5.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b) In case at any time any of the following shall occur:

          (i) the Trustee shall fail to comply with the provisions of Section
     6.08 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, or

          (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

          (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.09, any Noteholder who has been a bona fide holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The holders of a majority in principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee, which shall be deemed appointed as successor trustee unless within 10 days after such nomination the Company objects thereto or if no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after such removal, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in subsection (a) of this Section 6.10 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

SECTION 6.11.  ACCEPTANCE BY SUCCESSOR TRUSTEE.

     Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring trustee thereunder. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.

     No successor trustee shall accept appointment as provided in this Section
6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 6.11, the Company shall mail notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note register. If the Company fails to mail such notice within 10 Business Days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

SECTION 6.12.  SUCCESSION BY MERGER, ETC.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which the es or this Indenture elsewhere provides that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 6.13.  LIMITATION ON RIGHTS OF TRUSTEE AS A CREDITOR.

     The Trustee shall comply with Section 311(a) of the Trust Indenture Act of 1939, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act of 1939. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act of 1939 to the extent included therein.

SECTION 6.14.  AUTHENTICATING AGENTS.

     There may be one or more Authenticating Agents appointed by the Trustee upon the request of the Company with power to act on its behalf and subject to its direction in the authentication and delivery of Notes issued upon exchange or registration of transfer thereof as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Notes; provided, that the Trustee shall have no liability to the Company for any acts or omissions of the Authenticating Agent with respect to the authentication and delivery of Notes. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any state or territory thereof or of the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $50,000,000 and being subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 6.14 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section.

     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this
Section 6.14 without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent.

     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 6.14, the Trustee may, and upon the request of the Company shall, promptly appoint a successor Authenticating Agent eligible under this Section 6.14, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Noteholders as the names and addresses of such holders appear on the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.

     The Company, as borrower, agrees to pay to any Authenticating Agent from time to time reasonable compensation for its services. Any Authenticating Agent shall have no responsibility or liability for any action taken by it as such in accordance with the directions of the Trustee.

                                  ARTICLE VII

                           CONCERNING THE NOTEHOLDERS

SECTION 7.01.  ACTION BY NOTEHOLDERS.

     Whenever in this Indenture it is provided that the holders of a specified percentage in principal amount of the Notes at the time outstanding may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of such holders of Notes voting in favor thereof at any meeting of such Noteholders duly called and held in accordance with the provisions of Article VIII, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Noteholders.

     If the Company shall solicit from the Noteholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Noteholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Noteholders of record at the close of business on the record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Notes shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Noteholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 7.02.  PROOF OF EXECUTION BY NOTEHOLDERS.

     Subject to the provisions of Section 6.01, 6.02 and 8.05, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Notes shall be proved by the Security Register or by a certificate of the Note registrar. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

     The record of any Noteholders' meeting shall be proved in the manner provided in Section 8.06.

SECTION 7.03.  WHO ARE DEEMED ABSOLUTE OWNERS.

     Prior to due presentment for registration of transfer of any Note, the Company, the Trustee, any Authenticating Agent, any paying agent, any transfer agent and any Note registrar may deem the Person in whose name such Note shall be registered upon the Security Register to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue) for the purpose of receiving payment of or on account of the principal of, and, subject to Section 2.06, interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

SECTION 7.04.  NOTES OWNED BY COMPANY DEEMED NOT OUTSTANDING.

     In determining whether the holders of the requisite principal amount of Notes at the time outstanding have concurred in any direction, consent or waiver under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company or any such other obligor or person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 7.05.  REVOCATION OF CONSENTS; FUTURE HOLDERS BOUND.

     At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the holders of the percentage in principal amount of the Notes at the time outstanding specified in this Indenture in connection with such action, any holder of a Note (or any Note issued in whole or in part in exchange or substitution therefor) the serial number of which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at the principal office of the Trustee and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Note (or so far as concerns the principal amount represented by any exchanged or substituted
Note). Except as aforesaid any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

                                  ARTICLE VIII

                             NOTEHOLDERS' MEETINGS

SECTION 8.01.  PURPOSE OF MEETINGS.

     A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article VIII for any of the following purposes:

          (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article V;

          (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VI;

          (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

          (d) to take any other action authorized to be taken by or on behalf of the holders of any specified principal amount of such Notes at the time outstanding under any other provision of this Indenture or under applicable law.

SECTION 8.02.  CALL OF MEETINGS BY TRUSTEE.

     The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 8.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Notes at their addresses as they shall appear on the Securities Register. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.

SECTION 8.03.  CALL OF MEETINGS BY COMPANY OR NOTEHOLDERS.

     In case at any time the Company pursuant to a Board Resolution, or the holders of at least 10% in principal amount of the Notes at the time outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Noteholders may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in
Section 8.02.

SECTION 8.04.  QUALIFICATIONS FOR VOTING.

     To be entitled to vote at any meeting of Noteholders a Person shall (a) be a holder of one or more Notes or (b) a Person appointed by an instrument in writing as proxy by a holder of one or more Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 8.05.  REGULATIONS.

     (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

     (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 8.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

     (c) Subject to the provisions of Section 8.04, at any meeting each holder of Notes or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the Person to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 8.02 or
8.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

     (d) The Persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum for a meeting of holders of Notes; provided, however, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Notes, the Persons holding or representing such specified percentage in principal amount of the outstanding Notes will constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 8.02, except that such notice need be given only once not less than five days prior the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Notes which shall constitute a quorum.

     (e) Any resolution passed or decision taken at any meeting of holders of Notes duly held in accordance with this Section shall be binding on all the holders of Notes whether or not present or represented at the meeting.

SECTION 8.06.  VOTING.

     The vote upon any resolution submitted to any meeting of holders of Notes shall be by written ballots on which shall be subscribed the signatures of such holders or of their representatives by proxy and the serial number or numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02. The record shall show the serial numbers of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. The holders of the Initial Notes and the Exchange Notes shall vote for all purposes as a single class.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 9.01.  WITHOUT CONSENT OF NOTEHOLDERS.

     The Company and the Trustee may from time to time and at any time amend this Indenture, without the consent of the Noteholders, for one or more of the following purposes:

          (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to
     Article X hereof;

          (b) to add to the covenants of the Company such further covenants, restrictions or conditions for the protection of the Noteholders as the Board of Directors and the Trustee shall consider to be for the protection of the Noteholders, and to make the occurrence, or the occurrence and continuance, of a Default in any of such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition, such amendment may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such Default or may limit the remedies available to the Trustee upon such Default;

          (c) to provide for the issuance under this Indenture of Notes in coupon form if allowed by law (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

          (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture; provided, that any such action shall not materially adversely affect the interests of the holders of the Notes;

          (e) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes;

          (f) to qualify or maintain qualification of this Indenture under the Trust Indenture Act of 1939; or

          (g) to make any change that does not adversely affect the rights of any Noteholder in any material respect.

     The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture to effect such amendment, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any amendment to this Indenture authorized by the provisions of this
Section 9.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02.

SECTION 9.02.  WITH CONSENT OF NOTEHOLDERS.

     (a) With the consent (evidenced as provided in Section 7.01) of the holders of a majority in principal amount of the Notes at the time outstanding, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time amend this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such amendment shall without the consent of the holders of each Note then outstanding and affected hereby (i) extend the Stated Maturity of any Note, or reduce the rate, or reduce the principal amount thereof, or make the principal thereof or any interest or Additional Interest thereon payable in any coin or currency other than that provided in the Notes, or impair or affect the right of any Noteholder to institute suit for payment thereof, or (ii) reduce the aforesaid percentage of Notes the holders of which are required to consent to any such amendment to this Indenture or (iii) reduce the percentage of aggregate principal amount of outstanding notes necessary for waiver of compliance with certain provisions of this indenture or for waiver of certain defaults.

     (b) Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any supplemental indenture affecting such amendment, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     (c) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit by mail, first class postage prepaid, a notice, prepared by the Company, setting forth in general terms the substance of such supplemental indenture, to the Noteholders as their names and addresses appear upon the Security Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     (d) It shall not be necessary for the consent of the Noteholders under this
Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT OF 1939; EFFECT OF SUPPLEMENTAL INDENTURES.

     Any supplemental indenture executed pursuant to the provisions of this
Article IX shall comply with the Trust Indenture Act of 1939. Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.04.  NOTATION ON NOTES.

     Notes authenticated and delivered after the execution of any supplemental indenture affecting such series pursuant to the provisions of this Article IX may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee or the Authenticating Agent and delivered in exchange for the Notes then outstanding.

SECTION 9.05. EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL INDENTURE TO BE FURNISHED TO TRUSTEE.

     (a) The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article IX.

     (b) The Trustee may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof.

                                   ARTICLE X

               CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

SECTION 10.01.  COMPANY MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

     Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Company with or into any other Person (whether or not affiliated with the Company, as the case may be), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the property of the Company or its successor or successors as an entirety, or substantially as an entirety, to any other Person (whether or not affiliated with the Company or its successor or successors) authorized to acquire and operate the same; provided, that (a) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, conveyance, transfer or lease of property is made is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia, and (b) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and interest on the Notes according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act of 1939, as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee by the Person formed by such consolidation, or into which the Company shall have been merged, or by the Person which shall have acquired such property, and (c) immediately after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no Default or Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing.

SECTION 10.02.  SUCCESSOR CORPORATION TO BE SUBSTITUTED FOR COMPANY.

     In case of any such consolidation, merger, conveyance or transfer and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company thereupon shall be relieved of any further liability or obligation hereunder or upon the Notes. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Trenwick Group Inc., any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee or the Authenticating Agent; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee or the Authenticating Agent shall authenticate and deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee or the Authenticating Agent for authentication, and any Notes which such successor Person thereafter shall cause to be signed and delivered to the Trustee or the Authenticating Agent for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

SECTION 10.03.  OPINION OF COUNSEL TO BE GIVEN TRUSTEE.

     The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Opinion of Counsel as conclusive evidence that any consolidation, merger, sale, conveyance, transfer or lease, and any assumption, permitted or required by the terms of this Article X, complies with the provisions of this
Article X.

                                   ARTICLE XI

                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 11.01.  DISCHARGE OF INDENTURE.

     When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) and not theretofore cancelled, or (b) all the Notes not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, and the Company shall deposit or cause to be deposited with the Trustee, in trust, funds sufficient to pay on the Stated Maturity all of the Notes (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) not theretofore cancelled or delivered to the Trustee for cancellation, including principal and interest and any Additional Interest due or to become due to the Stated Maturity or prepayment date, as the case may be, but excluding, however, the amount of any moneys for the payment of principal or interest and any Additional Interest on the Notes (1) theretofore repaid to the Company in accordance with the provisions of Section 11.04, or (2) paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect except for the provisions of Sections 2.02, 2.07, 2.08, 3.01, 3.02, 3.04, 6.06, 6.10 and
11.04, which shall survive until such Notes shall mature and be paid. Thereafter, Sections 6.06, 6.10 and 11.04 shall survive, and the Trustee, on demand of the Company accompanied by any Officers' Certificate and an Opinion of Counsel, to the effect that all conditions to the satisfaction and discharge of this Indenture have been satisfied, and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture, the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Notes.

SECTION 11.02. DEPOSITED MONEYS AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST BY TRUSTEE.

     Subject to the provisions of Section 11.04, all moneys and U.S. Government Obligations deposited with the Trustee pursuant to Sections 11.01 or 11.05 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Notes for the payment of which such moneys or U.S. Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 11.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of outstanding Notes.

SECTION 11.03.  PAYING AGENT TO REPAY MONEYS HELD.

     Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the Notes (other than the Trustee) shall, upon written demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

SECTION 11.04.  RETURN OF UNCLAIMED MONEYS.

     Any moneys deposited with or paid to the Trustee or any paying agent for payment of the principal of or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee or such paying agent on written demand; and the holder of any of the Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect and all liability of the Trustee or such paying agent with respect to such moneys shall thereupon cease.

SECTION 11.05.  DEFEASANCE UPON DEPOSIT OF MONEYS OR U.S. GOVERNMENT
OBLIGATIONS.

     The Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Notes on the 91st day after the applicable conditions set forth below have been satisfied with respect to the Notes:

          (a) The Company shall have deposited or caused to be deposited irrevocably with the Trustee or the Defeasance Agent (as defined below) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and the Defeasance Agent, if any, to pay and discharge each installment of principal of and interest on the outstanding Notes on the dates such installments of principal or interest are due;

          (b) if the Notes are then listed on any national securities exchange, the Company shall have delivered to the Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that the exercise of the option under this Section 11.05 would not cause such Notes to be delisted from such exchange;

          (c) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit; and

          (d) the Company shall have delivered to the Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the exercise of the option under this
     Section 11.05 and will be subject to United States federal income tax in the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and such opinion shall be accompanied by a private letter ruling to that effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service.

     "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all the obligations under this Indenture relating to the Notes (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of holders of Notes to receive, from the trust fund described in clause (1) above, payment of the principal of and the interest on the Notes when such payments are due; (B) the Company's obligations with respect to the Notes under Sections 2.07, 2.08, 5.02 and 11.04; and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

     "Defeasance Agent" means another financial institution which is eligible to act as Trustee hereunder and which assumes all of the obligations of the Trustee necessary to enable the Trustee to act hereunder. In the event such a Defeasance Agent is appointed pursuant to this Section, the following conditions shall apply:

          (a) The Trustee shall have approval rights over the document appointing such Defeasance Agent and the document setting forth such Defeasance Agent's rights and responsibilities; and

          (b) The Defeasance Agent shall provide verification to the Trustee acknowledging receipt of sufficient money and/or U.S. Government Obligations to meet the applicable conditions set forth in this Section 11.05.

SECTION 11.06.  REINSTATEMENT.

     If the Trustee or any Defeasance Agent is unable to apply any money in accordance with Section 11.05 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.05 until such time as the Trustee or any Defeasance Agent is permitted to apply all such money in accordance with
Section 11.05.

                                  ARTICLE XII

        IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 12.01.  INDENTURE AND NOTES SOLELY CORPORATE OBLIGATIONS.

     No recourse for the payment of the principal of or interest or Additional Interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, employee or director, as such, past, present or future, of the Company or of any successor Person to the Company, either directly or through the Company, any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

SECTION 13.01.  SUCCESSORS.

     All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

SECTION 13.02.  OFFICIAL ACTS BY SUCCESSOR CORPORATION.

     Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

SECTION 13.03.  SURRENDER OF COMPANY POWERS.

     The Company by instrument in writing executed by authority of two-thirds
( 2/3) of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company and as to any successor Person.

SECTION 13.04.  ADDRESS FOR NOTICES, ETC.

     Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee for the purpose) to the Company, Metro Center, One Station Place, Stamford, CT 06902, Attention: Jane T. Wiznitzer, Vice President-Legal Affairs and Secretary. Any notice, direction, request or demand by any Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the office of the Trustee, The First National Bank of Chicago located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126,
Attention: Corporate Trust Services Division or its agent in the Borough of Manhattan, located at First Chicago Trust Company of New York, 14 Wall Street, Eighth Floor, New York, New York 10005.

SECTION 13.05.  GOVERNING LAW.

     This Indenture and each Note shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

SECTION 13.06.  EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

     Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.07.  BUSINESS DAYS.

     In any case where the date of payment of principal of or interest or Additional Interest on the Notes will not be a Business Day, the payment of such principal of or interest or Additional Interest on the Notes need not be made on such date but may be made on the next succeeding Business Day, with the same force and effect as if made on the date of payment and no interest shall accrue for the period from and after such date.

SECTION 13.08.  TRUST INDENTURE ACT OF 1939 TO CONTROL.

     If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

SECTION 13.09.  TABLE OF CONTENTS, HEADINGS, ETC.

     The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.10.  EXECUTION IN COUNTERPARTS.

     This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 13.11.  SEPARABILITY.

     In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Indenture or of the Notes, but this Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 13.12.  ASSIGNMENT.

     The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Company, provided, that, in the event of any such assignment, the Company will remain liable for all such obligations. Subject to the foregoing, the Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties hereto.

SECTION 13.13.  NO SINKING FUND.

     The Notes are not entitled to the benefit of any sinking fund.

     The First National Bank of Chicago hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                          TRENWICK GROUP INC.

                                          By:   /s/ JAMES F. BILLETT, JR.
                                            ------------------------------------
                                            Name: James F. Billett, Jr.
                                            Title:  Chairman, President and
                                                    Chief
                                                Executive Officer

                                          THE FIRST NATIONAL BANK OF CHICAGO,
                                          as Trustee

                                          By:       /s/ MARY R. FONTI
                                            ------------------------------------
                                            Name: Mary R. Fonti
                                            Title:  Assistant Vice President

                                   EXHIBIT A
                             (FORM OF FACE OF NOTE)

    [IF THE NOTE IS A GLOBAL NOTE, INSERT: THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

    UNLESS (A) THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND
(B) ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

    [FOR INITIAL NOTES ONLY: THE NOTE REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

    THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY "AFFILIATE" OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE
144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSE AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D),
(E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND (ii) PURSUANT TO CLAUSE (E) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE COMPANY A LETTER FROM THE TRANSFEREE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE).

    SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS
NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.]

NO. _____                                                        CUSIP NO. _____

                              TRENWICK GROUP INC.

                      6.70% SENIOR NOTES DUE APRIL 1, 2003

     Trenwick Group Inc., a Delaware corporation (the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for
value received, hereby promises to pay to                , or registered
assigns, the principal sum of                U.S. dollars ($          ) on April
1, 2003 (the "Stated Maturity") and to pay interest on the outstanding principal amount hereof from March 27, 1998, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 1998, at the rate of 6.70% per annum until the principal hereof shall have become due and payable, and on any overdue principal, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually. Any reference herein to "interest" on the Notes shall also refer to Additional Interest, to the extent such Additional Interest is payable pursuant to the Registration Rights Agreement. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period less than 6 months, the actual months elapsed and the actual days elapsed in a partial month in such period. In the event that any date on which the principal of or interest on this Note is payable is not a Business Day, then payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

     The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the March 15 or September 15 preceding the relevant interest payment date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as maybe required by such exchange, all as more fully provided in the Indenture.

     The principal of and interest on this Note shall be payable at the office or agency of the Trustee in the City of New York, in the State of New York, or at such other office or agency as the Company may designate for that purpose, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; payments in respect of the Notes represented by the Global Note shall be made by wire transfer of immediately available funds to the Depositary, which shall credit the relevant accounts at the Depositary. With respect to Definitive Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified, by the Holders thereof or, if no such account is specified, by mailing a check to such Holder's registered address.

     This Note is not subject to redemption prior to its Stated Maturity.

     By its acceptance hereof, the Holder agrees to be bound by the terms of the Registration Rights Agreement.

     This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Note are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to he executed.

Dated:
-------------------------------------------------

                                          TRENWICK GROUP INC.

                                          By:

                                          --------------------------------------
                                          Name:
                                          Title:

Attest:

By:
--------------------------------------
Name:
Title:

                    (FORM OF CERTIFICATE OF AUTHENTICATION)
                         CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

                                          THE FIRST NATIONAL BANK OF
                                          CHICAGO, as Trustee

                                          By:

                                          --------------------------------------
                                                    Authorized Officer

                           (FORM OF REVERSE OF NOTE)

     This Note is one of the Notes of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of March 27, 1998 (the "Indenture"), duly executed and delivered between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in principal amount of the Notes at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall, without the consent of each holder of Notes then outstanding and affected thereby, (i) extend the Stated Maturity of any Notes, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest on, the Notes payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Notes to institute suit for the payment thereof, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in principal amount of the Notes at the time outstanding, on behalf of all of the holders of the Notes, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a Default in the payment of the principal of, or interest on any of the Notes or a Default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Notes then outstanding. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and of any
Note issued in exchange heretofore or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

     The Notes are issuable only in registered form without coupons in denominations of $1,000.00 and any integral multiple thereof. As provided in the Indenture, this Note is transferable by the holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and the registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Note registrar) for the purpose of receiving payment of or on account of the principal hereof, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of, or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Note Certificate to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Insert assignee's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Insert address and zip code of assignee)

and irrevocably appoints

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

agent to transfer this Note Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
---------------------------------------------

Signature:
---------------------------------------------
(Sign exactly as your name appears on the other side of this Note Certificate)

Signature Guarantee:
---------------
* Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

                            [FOR INITIAL NOTES ONLY]

                                                                       EXHIBIT B

                      TRANSFEREE LETTER OF REPRESENTATION

Trenwick Group Inc.
Metro Center
One Station Place
Stamford, CT 06902
Attention: Chief Financial Officer

First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois 60670-0126
Attention: Corporate Trust Services Division

Dear Sirs:

     In connection with the proposed transfer to us of $          principal
amount of 6.70% Senior Notes due April 1, 2003 (the "Notes") of Trenwick Group Inc. (the "Company"), we confirm that:

          1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or other applicable securities laws, and may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree on our behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue thereof and the last date on which the Company or any "affiliate" of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a "qualified institutional buyer" (a "QIB") as defined in Rule 144A of the Securities Act that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "Accredited Investor" (an "Institutional Accredited Investor") within the meaning of Rule 501 (a)(1),
     (2), (3) or (7) of Regulation D under the Securities Act that is acquiring the Notes for its own account or for the account of such an Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (f) pursuant to any other available exemption from the registration requirements under the Securities Act, subject to the right of the Company prior to any such offer, sale or transfer (i) pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to it and
     (ii) pursuant to clause (e) above to require that the transferor deliver to the Company a letter from the transferee substantially similar to this letter.

          2. We are Institutional Accredited Investor purchasing for our own account or for the account of such and Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or any other applicable securities laws and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

          3. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion and for each of which we are acquiring not less than $100,000 total principal amount of Notes

          4. We understand that the Notes are being sold to us pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We are not purchasing the notes with a view to the resale, distribution or other disposition thereof.

          5. You and the company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

          6. As used herein, the term "United States" has the meaning given to it by Rule 904 under the Securities Act.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                                          Very truly yours,

                                          --------------------------------------
                                          Name of Purchaser

                                          By:
                                          --------------------------------------

                                          Date:
                                          --------------------------------------

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:
--------------------------------------------------------

Address:
------------------------------------------------------

Taxpayer ID Number:
---------------------------------------

                                       B-2